UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2019

Onconova Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Pheasant Run
Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Ramesh Kumar, Ph.D.

On January 15, 2019, Ramesh Kumar, Ph.D., resigned as the Chief Executive Officer of Onconova Therapeutics, Inc. (the “Company”) and as a member of the Company’s Board of Directors (the “Board”).  Dr. Kumar’s last day of employment with the Company will be February 17, 2019 (the “Termination Date”), after which Dr. Kumar will serve as a consultant to the Company pursuant to a Consulting Agreement (the “Consulting Agreement”) between the Company and Dr. Kumar.

In connection with Dr. Kumar’s resignation, the Company entered into a Separation and Release Agreement (the “Separation Agreement”) with Dr. Kumar, dated as of January 15, 2019.  Under the Separation Agreement, if the releases provided for in the Separation Agreement are effective, Dr. Kumar is entitled to the severance payments and benefits as set forth in the Separation Agreement, which supersede severance payments and benefits under Dr. Kumar’s Employment Agreement (the “Employment Agreement”) with the Company, effective as of July 1, 2015.  If the releases are not effective, Dr. Kumar will only be entitled to the severance payments and benefits under the Employment Agreement.

The severance payments and benefits under the Separation Agreement include, without limitation, the following:

•                  Severance Payments.  Under severance payments provisions, which remain the same as those in the Employment Agreement, the Company will pay Dr. Kumar a severance amount equal to $933,774, which is the sum of (x) $602,435, 12 months of base salary at the rate in effect immediately prior to January 15, 2019 and (y) $331,339, 55% of the base salary amount referred to in the preceding sentence.  The severance amount will be paid in installments in accordance with the Company’s normal payroll practices over the 12-month period following the Termination Date.

•                  Stock Option Acceleration and Extension.  The stock option acceleration provision remains the same as that under the Employment Agreement, and under this provision, all stock options (the “Outstanding Options”) held by Dr. Kumar will vest on the Termination Date.  Dr. Kumar is also entitled to a stock option extension provision, under which the Company will amend the post-termination exercise periods set forth in the agreements reflecting the Outstanding Options such that Dr. Kumar will have until the earlier of (i) January 15, 2022 and (ii) the last day of the applicable ten-year term of the applicable Outstanding Option to exercise the Outstanding Options.

•                  Change in Control Protection Period.  The definition of “Change in Control Protection Period” as defined in the Employment Agreement, will be amended to read as follows: “‘Change in Control Protection Period’ shall mean the period that commences six (6) months prior to and ends twelve (12) months following a Change in Control.”  The commencement date of the six-month period prior to a Change in Control is January 15, 2019, the date on which Dr. Kumar ceased to be the Chief Executive Officer of the Company.

•                  Other Benefits.  Dr. Kumar will also receive accrued benefits and certain health benefits; and the enhanced benefits include, among other things, a COBRA (Consolidated Omnibus Budget Reconciliation Act) reimbursement extension, under which if Dr. Kumar remains on COBRA coverage for the entire 12-month period following the Termination Date, the Company will continue to pay Dr. Kumar COBRA reimbursements for an additional six-month period following the expiration of the 12-month period, subject to certain terms and conditions.

Under the Separation Agreement, Dr. Kumar has agreed that the non-compete covenant in the Employment Agreement will apply for 24 months instead of 12 months.  The foregoing description of the Separation Agreement is not complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Under the Consulting Agreement, during the five-month period starting on February 18, 2019, at the request of the Company, Dr. Kumar will provide consulting service to the Company, and will be paid $10,000 per month for up to 20 hours of services (pro-rated for each partial calendar month during the term), and $500 per hour for each additional hour Dr. Kumar performs services in excess of 20 hours in any month (pro-rated for each partial calendar month during the term), subject to terms and conditions of the Consulting Agreement.  The Company and Dr. Kumar may each terminate the Consulting Agreement by giving the other 90 days’ written notice.  The Company has no obligation to request any consulting service during the term.

Appointment of Steven M. Fruchtman, M.D.

In connection with Dr. Kumar’s resignation, the Board appointed Steven M. Fruchtman, M.D., as the Chief Executive Officer.  Dr. Fruchtman will continue to serve as the President of the Company.

In addition, upon recommendation of the Nominating and Corporate Governance Committee of the Board, effective as of January 15, 2019, the Board appointed Dr. Fruchtman as a director of the Company.

Dr. Fruchtman’s compensation arrangements and his employment agreement remain the same.

Item 7.01.  Regulation FD Disclosure.

On January 15, 2019, the Company issued a press release announcing the appointment of Dr. Fruchtman as a director of the Company and as the Chief Executive Officer and successor to Dr. Kumar.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information disclosed under this Item 7.01 (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Exhibit

10.1	Separation and Release Agreement, effective as of January 15, 2019, by and between Onconova Therapeutics, Inc. and Ramesh Kumar, Ph.D.

99.1	Press release dated January 15, 2019

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Separation and Release Agreement, effective as of January 15, 2019, by and between Onconova Therapeutics, Inc. and Ramesh Kumar, Ph.D.

99.1	Press release dated January 15, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 15, 2019	Onconova Therapeutics, Inc.

	By:	/s/ Mark Guerin
Name: Mark Guerin
Title: Chief Financial Officer